Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporate by reference in this Registration Statement of Springview Holdings Ltd on Form F-1 MEF (FILE NO. 333-278521) of our report dated March 11, 2024, with respect to our audits of the consolidated balance sheets of Springview Holdings Ltd as of December 31, 2022 and 2023, the related consolidated statements of income and comprehensive income, changes in shareholders’ (deficit)/equity and cash flows for each of the years in the two-year period ended December 31, 2023 appearing in the Registration Statement on Amendment No.2 to Form F-1 of Springview Holdings Ltd for the years ended December 31, 2022 and 2023. We also consent to the reference to our Firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Marcum Asia CPAs LLP

New York, New York

October 7, 2024

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com